Exhibit 99

Movano Health Reports Q2 2024 Financial Results and

Provides Business Update

Prepares for September 17, 2024, Evie Ring back in stock date

Announces brand partnership with digital creator Heidi D’Amelio

Focuses on launch of EvieMED and securing B2B opportunities

Conference Call at 2:00 PM PT/ 5:00 PM ET Today

PLEASANTON, Calif. – August 14, 2024 – Movano Health (Nasdaq: MOVE), a pioneer in health technology, reported second quarter 2024 results and provided a business update.

Following the successful close of the Company’s April 2024 $24.1 million private placement that included a seed investment from a tier 1 multi-billion dollar medical device company, Movano Health has been focused on three key initiatives:

●	Preparing for the September 17th back in stock date for the Evie Ring, including an enhanced product experience, improved operations processes, and bolstered customer service.

●	Today, the Company announced an Evie Ring brand partnership with digital creator, wife, mom, and entrepreneur Heidi D’Amelio.

●	Securing FDA 510(k) clearance for the EvieMED Ring and pursuing initial business-to-business (B2B) commercial agreements across the healthcare sector. The Company is scheduled to meet live with its FDA counterparts in mid-August.

●	Advancing cuffless blood pressure and noninvasive glucose monitoring clinical studies with Movano Health’s proprietary and patented System-on-a-Chip (SoC).

“We are excited to be back in stock on the Evie Ring and have been laser focused over the past quarter on improving the consumer experience across product, delivery and customer service in order to maximize our sales potential,” said John Mastrototaro, CEO and President of Movano Health. “Additionally, we are committed to working collaboratively with the FDA to obtain a 510(k) clearance for EvieMED, the cornerstone of our enterprise initiative.”

Recent Operating Highlights and Milestones

●	On April 4, 2024, Movano Health closed a $24.1 million private placement, totaling 45.3 million units, with each unit consisting of one share of the Company’s common stock (or pre-funded warrant in lieu thereof) and one warrant to purchase a share of common stock, to a select group of investors that included a tier-one multi-billion dollar medical device company, institutional and accredited investors, and members of the Company’s management team and board of directors.

●	On April 21, 2024, Movano Health successfully submitted updated pivotal clinical trial results as well as proof of enhanced medical device usability to the U.S. Food and Drug Administration (FDA) as part of its 510(k) filing for the Company’s first commercial medical device, the EvieMED Ring pulse oximeter. The Company recently announced that it will be meeting live with the FDA in mid-August to discuss the wellness aspects of EvieMED and to move forward with the review process.

●	On June 10, 2024, Movano Health announced a clinical study partnership with the Massachusetts Institute of Technology (MIT)’s MAESTRO study of the long term effects of Chronic Lyme and Long Covid, using the continuous health monitoring capabilities of the Evie Ring.

●	In the second quarter, Movano Health made important progress with three additional B2B commercial opportunities that could leverage EvieMED in building unique solutions for both clinical and consumer applications. In the first case, the Company is in the agreement phase with a global pharmaceutical company for a program that could begin in late-2024, and, assuming success, would be expected to develop into a larger commercial opportunity in 2025. In the second case, EvieMED is expected to be evaluated this Fall by a tier 1 global pharmaceutical company for a clinical trial that is scheduled to commence in 2025. Finally, Movano Health is engaged with a large payor looking to better manage high risk populations utilizing EvieMED. This opportunity is expected to commence in late-2024/early-2025 and could develop further into calendar 2025.

●	In June 2024, Movano Health completed a cuffless blood pressure clinical study that included the use of an arterial blood pressure line. The Company plans to execute another cuffless blood pressure clinical study in the fourth quarter of 2024.

Second Quarter 2024 and Recent Financial Highlights

●	In Q2 2024, Movano Health shipped 1,837 Evie Rings. The Company did not report revenue in the period, as previously deferred revenue was offset by customer refunds.

●	The Company reported an operating loss of $6.4 million in Q2 2024, compared to an operating loss of $7.4 million in Q2 2023.

●	Total cash and cash equivalents at June 30, 2024 were $16.9 million.

Conference Call

Management will host a conference call and live audio webcast to discuss these results and provide a business update today at 2:00 pm PT/5:00 pm ET.

Attendees can access the live webcast here or on the investors section of Movano Health’s website at https://ir.movano.com. The conference call can be accessed by dialing 1-877-407-0989 (domestic), or 1 201-389-0921 (international). Attendees can also use the Call Me Link in which they will be dialed in to the conference call instantly on the number provided with no hold time. An archived webcast will be available on Movano Health’s website approximately one hour after the completion of the event and for two years thereafter.

About Movano Health

Founded in 2018, Movano Inc. (Nasdaq: MOVE) dba Movano Health, maker of the Evie Ring (www.eviering.com), is developing a suite of purpose-driven healthcare solutions to bring medical-grade data to the forefront of wearables. Featuring modern and flexible form factors, Movano Health’s devices offer an innovative approach to delivering trusted data to both customers and enterprises, capturing a comprehensive picture of an individual’s health data and uniquely translating it into personalized and intelligent insights.

Movano Health’s proprietary technologies and wearable medical device solutions will soon enable the use of data as a tool to proactively monitor and manage health outcomes across a number of patient populations that exist in healthcare. For more information on Movano Health, visit https://movanohealth.com/.

Forward Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the commercial launches of the Evie Ring and EvieMED; our expectations regarding potential commercial opportunities; planned cost-cutting initiatives; anticipated FDA clearance decisions with respect to our products; expected future operating results; product development and features, product releases, clinical trials and regulatory initiatives; our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors.” Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations

Jill Schmidt PR

t: 847-904-2806

e: jill@jillschmidtpr.com

Movano Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$16,868	$6,118
Payroll tax credit, current portion	233	450
Vendor deposits	22	399
Inventory	1,790	1,114
Prepaid expenses and other current assets	776	442
Total current assets	19,689	8,523
Property and equipment, net	272	342
Payroll tax credit, noncurrent portion	55	169
Other assets	810	387
Total assets	$20,826	$9,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,538	$3,118
Deferred revenue	—	1,252
Other current liabilities	1,883	1,529
Total current liabilities	3,421	5,899
Noncurrent liabilities:
Early exercised stock option liability	4	23
Other noncurrent liabilities	623	50
Total noncurrent liabilities	627	73
Total liabilities	4,048	5,972

Stockholders’ equity:
Common stock	10	6
Additional paid-in capital	153,058	127,823
Accumulated deficit	(136,290)	(124,380)
Total stockholders’ equity	16,778	3,449
Total liabilities and stockholders’ equity	$20,826	$9,421

Movano Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$—	$—	$852	$—

COSTS AND EXPENSES:
Cost of revenue	380	—	1,595	—
Research and development	2,907	4,171	5,794	8,065
Sales, general and administrative	3,110	3,213	5,614	6,522
Total costs and expenses	6,397	7,384	13,003	14,587
Loss from operations	(6,397)	(7,384)	(12,151)	(14,587)

Other income (expense), net:
Interest and other income, net	207	117	241	224
Other income (expense), net	207	117	241	224

Net loss and total comprehensive loss	$(6,190)	$(7,267)	$(11,910)	$(14,363)

Net loss per share, basic and diluted	$(0.06)	$(0.17)	$(0.15)	$(0.36)

Weighted average shares used in computing net loss per share, basic and diluted	99,538,371	43,056,785	77,780,822	40,314,164

5